Exhibit 31.4

CERTIFICATIONS

I, Jeffrey W. Farrar, certify that:

1.     I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of American National Bankshares Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 29, 2024

/s/ Jeffrey W. Farrar

Jeffrey W. Farrar

Executive Vice President,

Chief Operating Officer and Chief Financial Officer